UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 10, 2006

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events

On March 17, 2006, SL Green Realty Corp. (NYSE: SLG) issued a press release announcing it had entered into a long term operating net leasehold interest in 521 Fifth Avenue – a 40-story, 460,000-square-foot office building – with an ownership group led by RFR Holding LLC, which retained fee ownership of the property.  SL Green also purchased an option to acquire fee ownership of the property in five years.  Assuming it exercises its option, the total cost would be $225 million.

On March 17, 2006, SL Green Realty Corp. (NYSE: SLG), Credit Suisse, Ian Schrager and RFR Holding LLC issued a press release announcing that they had entered into a joint venture arrangement for the redevelopment and residential conversion of One Madison Avenue’s North Tower, also known as “The Clocktower”.

Under the terms of the venture, SL Green will retain a 30% interest in the Clocktower.  The arrangement provides Ian Schrager and RFR with the ability to increase its ownership interest if certain incentive return thresholds are achieved.

Item 9.01.        Financial Statements and Exhibits

99.1                   Press release regarding the acquisition of a leasehold interest in 521 Fifth Avenue.

99.2                   Press release regarding the sale of a joint venture interest in One Madison – The Clocktower.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

By:	/S/ Gregory F. Hughes
Name:	Gregory F. Hughes
Title:	Chief Financial Officer

Date:  March 21, 2006